UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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WAYNE SAVINGS BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

STILWELL VALUE PARTNERS VII, L.P. STILWELL ACTIVIST FUND, L.P. STILWELL ACTIVIST INVESTMENTS, L.P. STILWELL PARTNERS, L.P. STILWELL VALUE LLC JOSEPH STILWELL STEPHEN S. BURCHETT MARK D. ALCOTT
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Stilwell Group, together with the other participants named herein, has filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its director nominee at the 2017 annual meeting of stockholders of Wayne Savings Bancshares, Inc.

On April 19, 2017, the Stilwell Group delivered the following letter to stockholders of Wayne Savings Bancshares, Inc.

The Stilwell Group

111 Broadway, 12th Floor

New York, NY 10006

(212) 269-1551

INFO@STILWELLGROUP.COM

April 19, 2017

Wayne Savings – Thoroughly Disappointing.

Dear Fellow Stockholder,

We seek your support to elect Stephen S. Burchett to the Wayne Savings Bancshares, Inc. board of directors. Steve has practiced law in the Ohio-Kentucky-West Virginia Tri-State area since 1994. His experience in the Tri-State area gives him a clear perspective of the Northeastern Ohio area as it faces the challenges of today’s economy. Steve has represented a wide variety of clients from publicly traded energy and health care companies to individuals in a broad spectrum of complex matters. His diverse and extensive legal background makes him well-suited to serve as a board member of a publicly traded community bank. Steve graduated from the University of Virginia on the prestigious Jefferson Scholarship and received his J.D. from the University of Kentucky College of Law in 1992.

In addition, Steve currently sits on the board of another publicly traded community bank, Poage Bankshares, Inc., which is very close in asset size to Wayne Savings. Shortly after Steve was elected to the board by Poage stockholders, his fellow directors appointed him to the Compensation and Nominating Committees. In part through Steve’s leadership, Poage has enjoyed organic growth and a record stock price.1

Why then is Wayne Savings resisting our efforts to place Steve on its board? Why has the Company chosen to spend SO MUCH MONEY ($10,406 of the board’s money and $489,594 of ours!2) to keep Steve off its board?

Steve is a highly-qualified individual who, if elected, will be an asset to the Wayne Savings board with a mandate to maximize stockholder value. Please submit the GREEN proxy voting card today FOR the election of Stephen S. Burchett at the Company’s upcoming annual meeting.

We appreciate your support.

Sincerely,

Megan Parisi
917-881-8076
mparisi@stilwellgroup.com

1 Stephen S. Burchett was elected to the Poage Bankshares, Inc. (“PBSK”) board of directors in July 2015. According to Nasdaq price history, PBSK’s stock price hit its all-time high on November 11, 2016.

2 Our calculations, as a proportion of ownership, based on the Wayne Savings Bancshares, Inc. (“WAYN”) $500,000 estimate of their proxy contest expenses. See WAYN’s Proxy Statement filed with the SEC on March 24, 2017, pp. 3, 20.